UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 City West Blvd, Suite 400 Houston, Texas 77042-2839 (Address of principal executive offices, including Zip Code)

(281) 933-3339 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 28, 2016, ION Geophysical Corporation (the “Company” or “ION”) successfully completed the previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) related to the Company’s outstanding 8.125% Senior Secured Second Priority Notes due 2018 (the “Existing Notes”). The Company did not receive any cash proceeds in connection with the Exchange Offer and Consent Solicitation.

Under the terms of the Exchange Offer, for each $1,000 principal amount of Existing Notes validly tendered for exchange and not validly withdrawn by an eligible holder (an “Exchange Participant”) prior to 11:59 P.M., New York City Time, on April 25, 2016, and accepted for exchange by the Company, the Company offered the consideration (the “Exchange Consideration”) of (i) $1,000 principal amount of the Company’s new 9.125% Senior Secured Second Priority Notes due 2021 (the “New Notes”) plus (ii) either (a) for Existing Notes tendered at or prior to 4:59 P.M., New York City Time, on April 15, 2016 (the “Extended Early Tender Deadline”), ten (10) shares of the Company’s common stock (the “Early Stock Consideration”), or (b) for Existing Notes tendered after the Extended Early Tender Deadline, seven (7) shares of the Company’s common stock (the “Stock Consideration”) (such shares issued as the Early Stock Consideration or the Stock Consideration, together with the New Notes, the “New Securities”), upon the terms and subject to the conditions set forth in the Company’s confidential Offer to Exchange and related Consent and Letter of Transmittal, each dated March 28, 2016 (the “Offer Documents”).

As part of the Exchange Offer, each Exchange Participant had the opportunity to tender all or a portion of its Existing Notes for a cash payment in lieu of the Exchange Consideration upon the terms and subject to the conditions set forth in the Offer Documents (the “Cash Tender Option”). The aggregate amount of cash consideration that could be paid by the Company for tendered Existing Notes accepted for purchase pursuant to the Cash Tender Option was $15 million plus accrued and unpaid interest to, but not including, the settlement date of the Exchange Offer.

The Exchange Offer, including the Cash Tender Option, and the Consent Solicitation expired at 11:59 P.M., New York City Time, on April 25, 2016. In total, the Company accepted for exchange $146,503,000 in aggregate principal amount of the Existing Notes, or approximately 83.72% of the $175,000,000 outstanding aggregate principal amount of the Existing Notes, validly tendered and not withdrawn in the Exchange Offer. In exchange for $120,569,000 in aggregate principal amount of Existing Notes, the Company issued $120,569,000 aggregate principal amount of its New Notes and 1,205,477 shares of the Company’s common stock, including 1,204,980 shares issued as Early Stock Consideration and 497 shares issued as Stock Consideration. Such New Securities were issued in the Exchange Offer were issued in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In exchange for aggregate cash consideration totaling $15 million, the Company purchased $25,934,000 in aggregate principal amount of Existing Notes. The Company also paid in cash accrued and unpaid interest on Existing Notes accepted for purchase in the Exchange Offer from the applicable last interest payment date to, but not including, April 28, 2016. The Company received no cash consideration in exchange for the issuance of the New Securities.

Because the Company received the necessary number of consents in the Consent Solicitation, any Existing Notes not validly tendered pursuant to the Exchange Offer remain outstanding and the holders are subject to the terms of the indenture governing the Existing Notes as amended by the Supplemental Indenture described below. No consideration was paid to holders of Existing Notes in connection with the Consent Solicitation.

After giving effect to the Exchange Offer and Consent Solicitation, the aggregate principal amount of the Existing Notes remaining outstanding is $28,497,000 as of April 28, 2016, and such Existing Notes are secured by a third priority security interest in collateral, subordinate to the liens securing all senior and second priority indebtedness of the Company, including under the Credit Agreement (defined below) and New Notes.

Indenture

The terms of the New Notes are governed by the Indenture (the “Indenture”), dated as of April 28, 2016, among the Company, the Company’s material U.S. subsidiaries, ION Exploration Products (U.S.A.), Inc., I/O Marine Systems, Inc. and GX Technology Corporation, as guarantors (collectively, the “Guarantors”), and Wilmington Savings Fund Society, FSB, as trustee and collateral agent.

The New Notes are senior secured second-priority debt obligations of the Company and will mature on December 15, 2021.  The Company will pay interest on the New Notes on June 15 and December 15 of each year, beginning June 15, 2016, except that the interest payment otherwise payable on June 15, 2021 will be payable on December 15, 2021. The guarantees to the New Notes are senior secured second-priority obligations of the Guarantors. The New Notes may be guaranteed by additional subsidiaries of the Company in the future under certain circumstances as set forth in the Indenture.

The New Notes:

•	will be senior obligations of ION;

•
will be secured on a second priority basis, equally and ratably with all obligations of ION incurred in the future under Additional Notes (as defined in the Indenture) and any other pari passu indebtedness that is permitted to be secured by liens under the Indenture, by liens on all of the assets of ION other than Excluded Assets (as defined in the Indenture), subject to the liens securing ION’s obligations under the Credit Agreement (defined below) and any other Priority Lien Debt (as defined in the Indenture) and other Permitted Prior Liens (as defined in the Indenture);

•	will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of ION subject to those Permitted Prior Liens;

•	will be senior in right of payment to any future subordinated indebtedness of ION, if any; and

•	will be structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other liabilities of subsidiaries of ION that do not guarantee the New Notes.

Each guarantee of the New Notes:

•	will be senior obligations of each Guarantor;

•
will be secured on a second priority basis, equally and ratably with all obligations of that Guarantor incurred in the future under Additional Notes and any other pari passu indebtedness that is permitted to be secured by liens under the Indenture, by liens on all of the assets of that Guarantor other than Excluded Assets, subject to the liens securing that Guarantor’s guarantee of the Credit Agreement obligations and any other Priority Lien Debt and other Permitted Prior Liens;

•
will be effectively junior, to the extent of the value of the collateral securing the New Notes, to that Guarantor’s guarantee of the Credit Agreement and any other Priority Lien Debt, which will be secured on a first-priority basis by the same assets of that Guarantor that secure the New Notes;

•	will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of that Guarantor subject to those Permitted Prior Liens; and

•	will be senior in right of payment to any future subordinated indebtedness of that Guarantor, if any.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional debt or issue certain preferred stock;

•	make certain investments or pay dividends or distributions on the Company’s capital stock, purchase or redeem or retire capital stock or make other restricted payments;

•	sell assets, including capital stock of the Company’s restricted subsidiaries;

•	restrict dividends or other payments by restricted subsidiaries;

•	create liens;

•	create unrestricted subsidiaries;

•	enter into transactions with affiliates; and

•	merge or consolidate with another company.

The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications. If the New Notes achieve an investment grade rating from each of Moody’s Investor Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will terminate. The Company does not intend for the New Notes to be publicly rated at this time.

The New Notes will be redeemable by the Company, in whole or in part, on or after December 15, 2019 at redemption prices set forth below, plus accrued and unpaid interest to the redemption date:

Year	Percentage
2019	105.50%
2020	103.50%
2021 and thereafter	100.000%

Prior to December 15, 2019, the Company may redeem all or any portion of the New Notes at a redemption price equal to 100% of the principal amount of the outstanding New Notes plus accrued and unpaid interest to the redemption date, plus a “make-whole” premium. In addition, prior to December 15, 2019, the Company may, at the option of the Company, on one or more occasions redeem up to 35% of the aggregate principal amount of the New Notes in an amount not greater than the net cash proceeds from certain equity offerings at a redemption price of 110.0% of the principal amount of the outstanding New Notes plus accrued and unpaid interest, if any, to the redemption date.

The Indenture provides for customary events of default, including the following (subject to any applicable cure period):  nonpayment, breach of covenants in the Indenture, breach of provisions in the security documents, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments, certain events of bankruptcy, insolvency and reorganization and the invalidity or unenforceability of any guarantee of the New Notes or any security document.   If an event of default occurs or is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the New Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately, except that an event of default by reason of bankruptcy, insolvency or reorganization will accelerate the maturity of the New Notes without further action or notice, and cause all indebtedness thereunder to be immediately due and owing.

In connection with granting security interests in favor of the New Notes indebtedness, the Company and the Guarantors entered into various agreements and instruments related to such security interests, including the Intercreditor Agreement and the Second Amendment described below.

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Supplemental Indenture

On April 28, 2016, the Company, the Guarantors, Wilmington Savings Fund Society, FSB, as trustee, and U.S. Bank National Association, as collateral agent, entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of May 13, 2013, among the Company, the Guarantors, Wilmington Savings Fund Society, FSB (as successor to Wilmington Trust, National Association), as trustee, and U.S. Bank National Association, as collateral agent, governing the Existing Notes (the “Existing Notes Indenture”). The Supplemental Indenture, among other things, provides for the release of the second priority security interest in the collateral securing the Existing Notes and the grant of a third priority security interest in the collateral, subordinate to liens securing all senior and second priority indebtedness of the Company, including the Company’s revolving credit facility and the New Notes, and delete in their entirety substantially all of the restrictive covenants and certain events of default pertaining to the Existing Notes. The Existing Notes Indenture, as modified by the Supplemental Indenture, will be materially less restrictive and will afford significantly reduced protection to holders of such securities as compared to the restrictive covenants, events of default and other provisions previously contained in the Existing Notes Indenture.

This summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.3 hereto and is incorporated by reference.

Intercreditor Agreement

On April 28, 2016, the Company and the Guarantors acknowledged and agreed to an intercreditor agreement (the “Intercreditor Agreement”) by and among PNC Bank, National Association, as first lien representative for the first lien secured parties and collateral agent for the first lien secured parties, and Wilmington Savings Fund Society, FSB, as second lien representative and collateral agent for the second lien secured parties and third lien representative for the third lien secured parties and U.S. Bank National Association, as collateral agent for the third lien secured parties. The Intercreditor Agreement, among other things, defines the relative priorities of the respective security interests in the collateral securing the New Notes and the obligations under the Company’s senior secured credit facility and the obligations under the non-exchanged Existing Notes (and any future indebtedness incurred to replace or refinance such indebtedness) and certain other matters relating to the administration of security interests, exercise of remedies, certain bankruptcy-related provisions and other intercreditor matters.

The Intercreditor Agreement supersedes and replaces the second lien intercreditor agreement, dated as of May 13, 2013, by and among China Merchants Bank Co, Ltd., as first lien representative for the first lien secured parties and collateral agent for the first lien secured parties, Wilmington Trust Company, National Association, as trustee and second lien representative for the second lien secured parties, and U.S. Bank National Association, as collateral agent for the second lien secured parties.

The summary of the Intercreditor Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Second Amendment to the Revolving Credit Agreement

On April 28, 2016, the Company and the Guarantors, as co-borrowers, the financial institutions party thereto, as lenders, and PNC Bank, National Association, as agent for the lenders, entered into a second amendment (the “Second Amendment”) to the revolving credit and security agreement, dated as of April 28, 2016, amending the Revolving Credit and Security Agreement, dated as of August 22, 2014 (as previously amended by the First Amendment to Revolving Credit and Security Agreement, dated as of August 4, 2015, the “Credit Agreement”). The Credit Agreement, as amended by the Second Amendment, among other things:

•	increases the applicable margin for loans by 0.50% per annum (from 2.50% per annum to 3.00% per annum for alternate base rate loans and from 3.50% per annum to 4.00% per annum for LIBOR-based loans);

•	decreases certain of the thresholds for triggering the agent’s rights to exercise dominion over cash and deposit accounts and increases certain of the thresholds upon which such dominion ceases;

•
decreases certain of the thresholds for triggering the Company’s obligation to calculate and comply with the existing fixed charge coverage ratio and increases certain of the thresholds upon which such required calculation and compliance cease;

•
establishes a reserve against both the borrowing base and the maximum borrowing amount in an amount equal to the aggregate amount owing under all Existing Notes that remain outstanding (if any) on or after 90 days prior their stated maturity date;

•	increases the maximum amount of certain permitted junior indebtedness to $200,000,000 (from $175,000,000);

•
incorporates technical and conforming changes to reflect that the New Notes and the remaining Existing Notes (and any permitted refinancing thereof or subsequently incurred replacement indebtedness meeting certain requirements) constitute permitted indebtedness;

•	clarifies the circumstances and mechanics under which the Company may prepay, repurchase or redeem the New Notes, the remaining Existing Notes and certain other junior indebtedness;

•	modifies the cross-default provisions to incorporate defaults under the New Notes, the remaining Existing Notes and certain other junior indebtedness; and

•
eliminates the potential early commitment termination date and early maturity date that would otherwise have occurred ninety (90) days prior the maturity date of the Existing Notes if any of the Existing Notes then remained outstanding.

The summary of the Second Amendment set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K under the heading “Indenture” is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the shares of the Company’s common stock issued pursuant to the Exchange Offer is incorporated by reference into this Item 3.02.

Item 3.03    Material Modification to Rights of Security Holders

On April 28, 2016, the Company, the Guarantors, Wilmington Savings Fund Society, FSB, as trustee, and U.S. Bank National Association, as collateral agent, entered into the Supplemental Indenture described above, which modified the rights of holders of Existing Notes. The information in Item 1.01 under the caption “Supplemental Indenture” is incorporated into this Item 3.03 by reference.

Item 8.01     Other Events

On April 28, 2016, the Company issued a press release announcing the completion of the Exchange Offer. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

The New Securities have not been and will not be registered under the Securities Act or applicable state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws. In addition, the shares of the Company’s common stock issued pursuant to the Exchange Offer are not transferrable for 90 days from the date of issuance, subject to certain exceptions. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

Not applicable.

(b)    Pro forma financial information.

Not applicable.

(c)    Shell company transactions.

Not applicable.

(d)    Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 28, 2016, among ION Geophysical Corporation, the subsidiary guarantors named therein, Wilmington Savings Fund Society, FSB, as trustee and collateral agent.
4.2	Form of New Note (included in Exhibit 4.1).
4.3
First Supplemental Indenture, dated as of April 28, 2016, to the Indenture, dated May 13, 2013, among ION Geophysical Corporation, the subsidiary guarantors named therein, Wilmington Savings Fund Society, FSB, as trustee, and U.S. Bank National Association, as collateral agent.

10.1
Intercreditor Agreement, dated as of April 28, 2016, by and among PNC Bank, National Association, as first lien representative and first lien collateral agent for the first lien secured parties, and Wilmington Savings Fund Society, FSB, as second lien representative and second lien collateral agent for the second lien secured parties and as  third lien representative for the third lien secured parties, and U.S. Bank National Association as third lien collateral agent for the third lien secured parties and acknowledged and agreed to by ION Geophysical Corporation and the other grantors named therein.

10.2
Second Amendment to the Revolving Credit and Security Agreement, dated as of April 28, 2016, among ION Geophysical Corporation and the subsidiary co-borrowers named therein, as borrowers, the financial institutions party thereto, as lenders, and PNC Bank, National Association, as agent for the lenders.

99.1	Press Release of ION Geophysical Corporation dated April 28, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2016	ION GEOPHYSICAL CORPORATION

	By:	/s/ JAMEY S. SEELY
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1
Indenture, dated as of April 28, 2016, among ION Geophysical Corporation, the subsidiary guarantors named therein, Wilmington Savings Fund Society, FSB, as trustee, U.S. Bank National Association, as collateral agent.

4.2	Form of New Note (included in Exhibit 4.1).
4.3
First Supplemental Indenture, dated as of April 28, 2016, to the Indenture, dated May 13, 2013, among ION Geophysical Corporation, the subsidiary guarantors named therein, Wilmington Savings Fund Society, FSB, as trustee, and U.S. Bank National Association, as collateral agent.

10.1
Intercreditor Agreement, dated as of April 28, 2016, by and among PNC Bank, National Association, as first lien representative and first lien collateral agent for the first lien secured parties, and Wilmington Savings Fund Society, FSB, as second lien representative and second lien collateral agent for the second lien secured parties and as  third lien representative for the third lien secured parties, and U.S. Bank National Association as third lien collateral agent for the third lien secured parties and acknowledged and agreed to by ION Geophysical Corporation and the other grantors named therein.

10.2
Second Amendment to the Revolving Credit and Security Agreement, dated as of April 28, 2016, among ION Geophysical Corporation and the subsidiary co-borrowers named therein, as borrowers, the financial institutions party thereto, as lenders, and PNC Bank, National Association, as agent for the lenders.

99.1	Press Release of ION Geophysical Corporation dated April 28, 2016.

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